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TMNG GLOBAL REPORTS 2011 SECOND QUARTER RESULTS

Overland Park, KS – August 10, 2011 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and software solutions to global leaders in the communications, digital media, and technology industries, reported financial results for its 2011 second quarter ended July 2, 2011.

“TMNG Global made good progress in the second quarter executing on several key operational objectives to position the business for sustained growth.  We are seeing opportunities in the important areas of cable transformation and cloud computing as well as our Ascertain and SmartXchange software solutions, complemented by steady sequential revenue performance from U.S. telecommunications carriers,” said Richard Nespola, TMNG Global Chairman and CEO.  “Overall we are encouraged by the opportunities before us, which reflect significant strategic and business activity in the communications, digital media, and technology sectors that we serve. The choppy macroeconomic environment continues to limit visibility, but our business trends leave us cautiously optimistic looking into the second half of 2011.”

Financial Results for the Thirteen Weeks Ended July 2, 2011
Revenues in the second quarter of 2011 were $17.1 million, compared to $17.0 million in the second quarter of 2010 and $16.9 million in the first quarter of 2011.  Year-over-year revenue growth was driven by strength from cable and cloud computing engagements, offset by declines in strategic consulting services. During the quarter, TMNG’s gross margin was 39.4%, compared with 39.1% in the second quarter of 2010 and 37.3% in the first quarter of 2011.

TMNG Global reported a net loss of ($1.0) million on a GAAP basis, or ($0.15) per diluted share for the second quarter of 2011, compared with a net loss of ($0.5) million, or ($0.07) per diluted share, for the second quarter of 2010. After adjusting for the after tax impact of net realized losses or gains on auction rate securities, depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net loss was ($0.2) million, or ($0.03) per diluted share during the second quarter of 2011.  The comparable non-GAAP adjusted net income for the second quarter of fiscal 2010 was $0.3 million, or $0.04 per diluted share.

The GAAP and non-GAAP net income (loss) for the second quarter of 2011 and 2010 include approximately $0.07 and $0.02, respectively, per diluted share in severance expenses.

Cash and cash equivalents totaled $11.6 million as of July 2, 2011 as compared to $6.8 million as of January 1, 2011.

Financial Results for the Twenty-Six Weeks Ended July 2, 2011
For the twenty-six weeks ended July 2, 2011, revenues were $34.1 million, compared with $34.4 million in the comparable period of fiscal year 2010.  TMNG Global’s gross margin was 38.4% during the twenty-six weeks ended July 2, 2011, compared with 38.5% in the comparable period of fiscal year 2010.

Net loss for the twenty-six weeks ended July 2, 2011 was ($2.2) million or ($0.31) per diluted share, compared with a net loss of ($1.3) million or ($0.18) per diluted share in the comparable period of fiscal year 2010.  Non-GAAP adjusted net loss, adjusted for the after tax impact of net realized losses or gains on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately ($0.9) million, or ($0.12) per diluted share, for the twenty-six weeks ended July 2, 2011.  The comparable non-GAAP adjusted net income for the twenty-six weeks ended July 3, 2010 was $0.4 million or $0.05 per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2011 second quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for 90 days. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10001977, through August 18, 2011.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a premier provider of professional services to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of more than 600 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1200 communications clients worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Revenues	$17,147	$16,971	$34,070	$34,430

Cost of services	10,388	10,328	21,002	21,185

Gross profit	6,759	6,643	13,068	13,245

Operating expenses:
Selling, general and administrative	7,234	6,807	14,515	13,875
Intangible asset amortization	213	358	425	721
Total operating expenses	7,447	7,165	14,940	14,596
Loss from operations	(688)	(522)	(1,872)	(1,351)
Other income (expense)	(310)	67	(279)	150
Loss before income taxes	(998)	(455)	(2,151)	(1,201)
Income tax provision	(30)	(42)	(60)	(49)
Net loss	$(1,028)	$(497)	$(2,211)	$(1,250)

Net loss per common share:
Basic and diluted	$(0.15)	$(0.07)	$(0.31)	$(0.18)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,081	7,038	7,077	7,033

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 2,	January 1,
	2011	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,633	$6,786
Accounts receivable, net	16,676	16,531
Prepaid and other current assets	1,381	1,173
Total current assets	29,690	24,490

NONCURRENT ASSETS:
Property and equipment, net	1,955	1,983
Goodwill and intangible assets, net	8,213	8,489
Noncurrent investments		5,926
Other noncurrent assets	199	207
Total Assets	$40,057	$41,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,384	$995
Accrued payroll, bonuses and related expenses	5,036	5,087
Deferred revenue	650	860
Other accrued liabilities	1,601	1,453
Total current liabilities	8,671	8,395

NONCURRENT LIABILITIES:
Deferred tax liability	306	246
Other noncurrent liabilities	742	737
Total noncurrent liabilities	1,048	983

Total stockholders’ equity	30,338	31,717
Total Liabilities and Stockholders’ Equity	$40,057	$41,095

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(1,028)	$(497)	$(2,211)	$(1,250)

Realized loss (gain) on auction rate securities	312	(30)	312	(56)
Depreciation and amortization	438	688	858	1,393
Non-cash share based compensation expense	61	84	101	197
Tax effect of applicable non-GAAP adjustments	30	34	60	68
Adjustments to GAAP net loss	841	776	1,331	1,602

Non-GAAP adjusted net income (loss)	$(187)	$279	$(880)	$352

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.15)	$(0.07)	$(0.31)	$(0.18)

Realized loss (gain) on auction rate securities	0.04	(0.00)	0.05	(0.01)
Depreciation and amortization	0.06	0.10	0.12	0.20
Non-cash share based compensation expense	0.01	0.01	0.01	0.03
Tax effect of applicable non-GAAP adjustments	0.01	0.00	0.01	0.01
Adjustments to GAAP net loss per diluted common share	0.12	0.11	0.19	0.23

Non-GAAP adjusted net income (loss) per diluted common share	$(0.03)	$0.04	$(0.12)	$0.05

Weighted average shares used in calculation of net income (loss) per diluted common share	7,081	7,038	7,077	7,033

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